Exhibit 10.6.3

FIRST AMENDMENT TO

EXCLUSIVE LICENSE AGREEMENT

This First Amendment To Exclusive License Agreement (“First Amendment”), effective as of April 17, 2009 (the “First Amendment Effective Date”), is by and between DMI Life Sciences, Inc., a Delaware corporation having its principal place of business at 8400 East Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111 (“DMI”), and Institute For Molecular Medicine, Inc., a non-profit corporation organized and existing under the laws of Colorado, having a place of business at 3531 South Logan Street, Suite D318, Englewood, Colorado 80110 (“IMM”).

WHEREAS, DMI and IMM are parties to that certain Exclusive License Agreement effective as of July 11, 2005 (“Agreement”);

WHEREAS, DMI and IMM now desire to amend the Agreement to provide for changes in certain payments;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants, terms and agreements set forth below, the parties agree as follows.

A. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

B. A new Section 6.9 shall be added to Article 6 as follows:

“6.9	Notwithstanding anything to the contrary contained herein, from and after the First Amendment Effective Date, DMI agrees to reimburse IMM for, or pay on IMM’s behalf, all of IMM’s out of pocket expenses for obtaining and maintaining protection for Intellectual Property concerning or relating to Methylphenidate Derivatives, their uses and/or Product(s) now or hereafter owned by IMM, provided IMM obtains DMI’s advance approval to pay or incur such expenses. In consideration therefor, DMI shall be entitled to subtract twice the total amount it has reimbursed to IMM or has paid on IMM’s behalf from any payments or amounts due IMM hereunder, provided however, that the amount of each such payment or amount due IMM shall be reduced by no more than fifty percent (50%).”

C. Except as expressly provided in this First Amendment, the Agreement is not being amended, supplemented or otherwise modified, and all other terms, conditions and agreements of the Agreement are hereby ratified and confirmed and shall continue in full force and effect. This First Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Colorado. This First Amendment may be executed in any number of counterparts and all such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS HEREOF, each party hereto acknowledges that the representative named below has authority to execute this First Amendment on behalf of the respective party to form a legally binding contract and has caused this First Amendment to be duly executed on its behalf.

DMI Life Sciences, Inc.		Institute For Molecular Medicine, Inc.

By:		By:
Name:	Bruce G. Miller	Name:	David Bar-Or, M.D.
Title:	President and CEO	Title:	Executive Director